EXHIBIT 99(d)

                    STOCK PURCHASE AGREEMENT
                    ------------------------


     STOCK PURCHASE AGREEMENT, dated March 7, 1997, by and between Audiovox Corporation, a Delaware corporation (the
"Seller") and Thomas Irions, (the "Buyer").

                      W I T N E S S E T H:

     WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, certain shares of the Company's Class A Common Stock, par value $.01 per share (the
"Common Stock");

     NOW, THEREFORE, in consideration of the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:

I.   PURCHASE AND SALE OF THE SHARES

     1.1. Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase, and the Seller agrees to sell and issue to the Buyer the number of shares of Common Stock equal to the quotient obtained by dividing $2,328,000 by the Fixed Price (the "Shares"). In consideration for such Shares, the Buyer agrees to pay the Seller a total of $2,328,000 for 352,194 shares.

     1.2  The Fixed Price shall be $6.61.

     1.3. Closing. The closing for the purchase and sale of the Shares (the "Closing") shall take place at the offices of Audiovox Corporation, 150 Marcus Blvd., Hauppauge, New York 11788 (the "Closing Date"). Although the Closing shall be deemed to have taken place simultaneously with the execution of this Agreement, the delivery of a certificate or certificates representing the Shares (which certificates shall bear the restrictive legends set forth in Section 3.12 and be in the name of the Buyer, hereinafter, the "Certificate") and the delivery to the Seller by the Buyer of the Purchase Price, shall take place as soon as practicable after the transfer agent for the Common Stock issues and delivers the Cretificate to the Seller.

II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     2.1. Organization; Standing. The Seller is in existence as a corporation in good standing under the laws of the State of Delaware.

     2.2. Common Stock. The Shares have been duly authorized for issuance and, when issued, sold and delivered pursuant to the terms hereof, will be validly issued, fully paid and non-assessable.

     2.3. Authorization. The Seller has taken all action required by law to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. Upon execution, this Agreement is the valid and binding obligation of the Seller enforceable in accordance with its terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedies of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) subject to limits on enforceability of indemnification or contribution provisions under applicable securities or other laws.

     2.4. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt obligation pursuant to, any material agreement or commitment to which the Seller is a party or by which the Seller is bound.

     2.5. Consents and Governmental Approvals. (a) Except for the requirements of any applicable state securities laws, no consent, approval, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the Seller's execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

III. REPRESENTATIONS AND WARRANTIES OF THE BUYER

     3.1. Natural Person. The Buyer is a natural person and competent to execute this Agreement.

     3.2. Authorization. The Buyer has taken all action required by law to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. Upon execution, this Agreement is the valid and binding obligation of the Buyer enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedies of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) subject to limits on enforceability of indemnification provisions under applicable securities laws.

     3.4. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt obligation pursuant to, any material agreement or commitment to which the Buyer is a party or by which the Buyer is bound.

     3.5. Consents and Governmental Approvals. No consent, approval, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the Buyer's execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

     3.6. Purchase Entirely for Own Account. This Agreement is made with the Buyer in reliance upon the Buyer's representations to the Seller which by the Buyer's execution of this Agreement it hereby confirms, that the Shares to be received by the Buyer will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. The Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     3.7. Disclosure of Information. The Buyer acknowledges that it has received all the information it has requested or considers necessary or appropriate for deciding whether to purchase the Shares. The Buyer further represents that it has had an opportunity to ask questions and receive answers from the Seller regarding the Seller and the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Buyer.

     3.8. Restricted Securities. The Buyer understands that the Shares are "restricted securities" under the Securities Act of 1933, as amended ("Act"), as they are being acquired from the Seller in a transaction not involving a public offering and that under the Act and the rules and regulations thereunder such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Buyer represents that it is familiar with Rule 144 promulgates under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.09. Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities law and such securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel to the Seller satisfactory to the Company that such registration is nor required or unless sold pursuant to Rule 144 of such Act."

               (b)  Any legend required by the laws of any
     applicable state securities law.

     3.10 Accredited Investor. The Buyer is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated under the Act. The Buyer has sufficient knowledge and experience to analyze the Seller so as to be able to evaluate the risks and merits of its investments in the Seller and is financially able to bear the risks thereof. Simultaneously with the execution of this Agreement, the Buyer has executed a Suitability Questionnaire in the form satisfactory to the Seller which evidences that status and contains certain representations and warranties by the Buyer and the Buyer acknowledges that the Seller is relying on the information contained in such Suitability Questionnaire in connection with the sale of the Shares to the Buyer.

     3.11 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Buyer further agrees not to make any disposition of all or any portion of the Shares unless:

               (a)  There is then in effect a registration
     statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

               (b) The Buyer shall have satisfied the following conditions: (i) the Buyer shall have notified the Seller of the proposed disposition and (ii) if reasonably requested by the Seller or the Transfer Agent for the Common Stock, the Buyer shall have furnished the Seller with an opinion of counsel, reasonably satisfactory to the Seller, that such disposition will not require registration of such Shares under the Act.

IV.  REGISTRATION RIGHTS

     4.1 Registration Rights (a) The Seller shall file with the Securities and Exchange Commission (the "Commission") no later than 60 days after the Closing Date, a shelf registration statement or statement pursuant to Rule 415 promulgated under the Act on Form S-1, Form S-2, Form S-3 (a "Registration Statement") as determined by the Seller, if the use of such forms are then available, to cover the resales of all of the Shares and any securities issued to the Buyer by way of a stock split, divided or any other distribution with respect to or in exchange for, or in replacement of the Shares (collectively, the "Registrable Shares") under the Act.

               (b)  Notwithstanding anything herein to the
     contrary, with respect to the Registration Statement filed, or to be filed, if the Seller shall furnish to the Buyer notice stating that in the Board of Directors' good faith judgment it would be disadvantageous (a "Disadvantageous Condition") to the Seller or its stockholders for such a Registration Statement to be maintained effective, or to be filed and become effective, the Seller shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or, in the event no Registration Statement has yet been filed, shall be required not to file any such Registration Statement, until such Disadvantageous Condition no longer exists (notice of which the Seller shall promptly deliver to the Buyer), such period not to extend beyond 180 days in any 365--day period. Upon receipt of any such notice of a Disadvantageous Condition, the Buyer will forthwith discontinue use of the prospectus (the "Prospectus") contained in such Registration Statement and if so directed by the Seller return to the Seller all copies (other than permanent file copies) then in possession.

     4.2. Registration Procedures.
          -----------------------

     The Seller shall not have any obligation to include the Registrable Shares held by the Buyer in a Registration Statement unless and until the Buyer shall have (a) furnished the Seller with all information and statements about or pertaining to the Buyer in such reasonable detail and on such timely basis, and (b) taken such other action in cooperation with the Seller, and executed such customary documents as, in each case, is reasonably deemed by the Seller or its counsel to be necessary or appropriate with respect to the preparation of the registration statement, and the consummation of the transactions contemplated thereby. At the time, the Seller shall:

               (a) endeavor to cause the Registration Statement that includes any Registrable Shares requested to be included therein, pursuant to Section 4.1(a), (i) to become effective (the date of effectiveness hereinafter referred to as the "Effective Date") as soon as reasonably practicable after the filing thereof with the Commission and (ii) to remain effective for a period of 365 days from the Effective Date or until the Buyer has completed the distribution described in such Registration Statement, whichever occurs first (the Buyer hereby agreeing to notify the Seller promptly after the completion of such distribution);

               (b)  cause to be prepared and filed with the
     Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not less than a period of 365 days from the Effective Date or until the Buyer has completed the distribution described in such Registration Statement, whichever occurs first.

               (c) furnish or cause to be furnished, without charge, to the Buyer such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Act, and other documents, as the Buyer may reasonably request in order to facilitate the public sale or other disposition of Registrable Shares owned by the Buyer.

               (d) endeavor to register or qualify or cause to be registered or qualified the Registrable Shares being sold by the Buyer pursuant to such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as Shares being sold pursuant to the same Registration Statement are being registered or qualified, provided that the Buyer shall pay any filing or legal fees in connection thereto; and to maintain or cause to be maintained such registrations and qualifications effective for a period of 365 days from the Effective Date or until the Buyer has completed the distribution of such Registrable Shares, whichever occurs first; and to do any and all other reasonable acts and things that may be necessary to enable the Buyer to consummate the disposition in such jurisdictions of such Registrable Shares (but none of the Seller or any of its affiliates will be required to
     (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 4.2,
     (ii) subject itself to taxation in any jurisdiction,
     (iii) file any general consent to service of process in any such jurisdiction, or (iv) take any other action that the Seller or any of its respective affiliates, in its sole discretion, determines to be unreasonable or impracticable); provided that, notwithstanding anything to the contrary contained in this Agreement, if any jurisdiction shall require that expenses incurred in connection with the registration or qualification of such Registrable Shares in that jurisdiction be borne in part or full by the Buyer, then the Buyer shall pay such expenses to the extent required by such jurisdiction.

               (e)  notify the Buyer, at any time when a
     Prospectus relating to a Registration Statement is required to be delivered under the Act within the period that the Registration Statement is required to be effective, of the happening of any event as a result of which the prospectus included in any such Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein in the light of the circumstances under which they were made not misleading, and cause to be prepared a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

               (f) cause all such Registrable Shares covered by such registration statement to be listed on the American Stock Exchange, Inc., ("AMEX") if the listing of such Registrable Shares is then permitted by applicable law and under the rules and regulations of such exchange.

     4.3. Registration Expenses.
          ---------------------

               (a) If pursuant to this Section 4, Registrable Shares owned by the Buyer are included in a Registration Statement, then the Seller shall be liable to pay all transfer taxes, if any, relating to the sale of its Registrable Shares, the fees and expenses of its own counsel, any underwriting discounts or commissions or the equivalent thereof and any registration fee with the AMEX, the Commission or state or blue sky securities regulatory authorities.

               (b) Except for the fees and expenses specified in paragraph (a), and except as provided in this paragraph (b), the Seller shall pay or cause to be paid all fees and expenses incident to the registration and to the Seller's and its affiliates' performance of or compliance with these registration provisions, including all printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Seller and its affiliates and all independent certified public accountants and other persons retained by the Seller or its affiliates.

     4.4. Indemnification.
          ---------------

               (a)  The Seller agrees to indemnify and hold
     harmless the Buyer and each person that controls the Buyer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934, as amended (the "Exchange Act"), and the employees, officers, partners and directors of the Buyer (collectively, the "Buyer Indemnified Parties"), from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other reasonable expenses in connection with investigating, defending or settling any such action or claim) as they are incurred arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus included therein, or any supplement or amendment thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) the Seller shall not be liable to the Buyer Indemnified Parties in any such case insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Buyer Indemnified Parties furnished by the Buyer Indemnified Parties to the Seller expressly for use therein;
     (ii) the Seller shall not be liable to the Buyer Indemnified Parties under the indemnity agreement in this Section 4.4(a) with respect to any such Prospectus to the extent that any such loss, claim, damage, judgment, liability or expense results from the fact that the Buyer Indemnified Parties sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended to correct any misstatement or omissions, if the Seller has previously furnished such number of requested copies thereof to the Buyer or if the Seller has advised the Buyer of the existence of such misstatement or omission or of a Disadvantageous Condition and informed the Buyer that it should not continue disposition of the Shares pursuant to the Registration Statement until it has been advised in writing by the Seller.

               (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against the Buyer Indemnified Parties with respect to which indemnity may be sought against the Seller pursuant to this Section 4.4, the Buyer Indemnified Parties shall promptly notify the Seller in writing, and the Seller shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Buyer; provided, that the omission so to notify the Seller shall not relieve the Seller from any liability that it may have to the Buyer Indemnified Parties (except to the extent that the Seller is materially prejudiced or has otherwise forfeited substantive rights or defenses by reason of such failure). The Buyer shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Buyer unless (i) the employment of such counsel has been specifically authorized in writing by the Seller, (ii) the Seller has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Buyer or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Buyer Indemnified Parties and the Seller and the Buyer shall have been advised in writing by its counsel that there is one or more legal defenses reasonably available to it that are different from or additional to those available to the Seller (in which case the Seller shall not have the right to assume the defense of such action on behalf of the Buyer Indemnified Parties and shall pay the reasonable fees and expenses of counsel employed by the Buyer). It is understood that the Seller shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Buyer Indemnified Parties which firm shall be designated in writing by the Buyer and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The Seller shall not be liable for any settlement of any such action effected without the written consent of the Seller, but if settled with the written consent of the Seller, or if there is a final judgment with respect thereto, the Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The Seller shall not, without the prior written consent of the Buyer, effect any settlement of any pending or threatened proceeding in which the Buyer has sought indemnity hereunder, unless such settlement includes an unconditional release of the Buyer Indemnified Parties from all liability arising out of such action, claim, litigation or proceeding.

               (c) The Buyer Indemnified Parties are hereby deemed to have agreed, severally and not jointly, to indemnify and hold harmless the Seller, its directors, officers and any person controlling the Seller and their respective employees, officers, partners, directors and controlling persons (collectively, the "Seller Indemnified Parties"), to the same extent as the foregoing indemnity from the Seller to the Buyer Indemnified Parties set forth in Section 4.4(a), but only with respect to information relating to the Buyer Indemnified Parties furnished to the Seller in writing by such the Buyer Indemnified Parties, respectively, expressly for use in the Registration Statement or the Prospectus included therein, or any supplement or amendment thereto or for any losses arising out of any misstatement or omission contained in a Prospectus delivered by the Buyer Indemnified Parties and which the Seller has advised such Buyer Indemnified Party that such Prospectus contains a misstatement or omission or that a Disadvantageous Condition exists and that such Prospectus shall not be used until the Buyer has been advised by the Seller. In case any action shall be brought against any Seller Indemnified Party based on the Registration Statement or such Prospectus, or any supplement or amendment thereto, and in respect of which indemnity may be sought against the Buyer pursuant to this Section 4.4, the Buyer Indemnified Parties shall have the rights and duties given to the Seller by Section 4.4(a) (except that if the Seller shall have assumed the defense thereof, the Buyer Indemnified Parties may, but shall not be required to, employ separate counsel therein and participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of the Buyer Indemnified Parties) and the Seller Indemnified Parties shall have the rights and duties given to the Buyer Indemnified Parties by this
     Section 4.4.

               (d)  If the indemnification provided for in this
     Section 4.4 is unavailable to any party entitled to indemnification under Section 4.4(a) or 4.4(c) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Buyer Indemnified Parties on the other from the offering of the Shares pursuant to the Registration Statement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Buyer Indemnified Parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations.

               (e) The Seller and the Buyer Indemnified Parties agree that it would not be just and equitable if contributions pursuant to Section 4.4(d) hereof were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

               (f) The indemnity and contribution agreements contained in this Section 4.4 are in addition to any liability that any indemnifying party may otherwise have to any indemnified party.

V.   PURCHASE PRICE PROTECTION

     5.1 Amounts Paid. The Seller shall pay the Buyer for any Market Loss incurred by the Buyer with respect to certain Shares sold in a bona fide market transaction through the AMEX to a non- -affiliate of the Seller (a "Market Transaction") within 30 days of the later of (i) written notice by the Buyer of such Market Loss or (ii) receipt of documentation reasonably satisfactory to the Seller of such Market Loss in a Market Transaction.

     5.2 Market Loss. "Market Loss" shall mean the product of the number of shares sold by the Buyer (up to a maximum of 50% of the Shares purchased hereunder, such Shares hereinafter referred to as the "Protected Shares") within 90 days after, but not including, the Effective Date (the "Protected Period"), multiplied by the sum of the gross purchase price per Share received by the Buyer for such Shares sold in the Protected Period less the Fixed Price. Such Protected Shares shall only include to the first 50% of the Shares sold.

VI.  MISCELLANEOUS

     6.1. Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, modified and supplemented only by the written agreement of the Seller and the Buyer.

     6.2. Waiver of Compliance. Any failure of the Seller on the one hand, or the Buyer, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be expressly waived in writing by the Buyer or the Seller, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     6.3. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

     6.4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     6.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   /s/Thomas Irions
                                   ---------------------
                                   Thomas Irions
                                   AUDIOVOX CORPORATION


                                   By:/s/John J. Shalam
                                     -------------------
                                     John J. Shalam
                                     President


              STOCK PURCHASE AGREEMENT AS OF 3/7/97



Closing of Audiovox stock - a composit price by Ladenburg
Thalmann Co.:

3/3/97     Monday      6.75

3/4/97     Tuesday     6.563

3/5/97     Wednesday   6.625

3/6/97     Thursday    6.500
                       -----
                      26.438 / 4 = 6.6095 = 6.61